Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2026, with respect to the financial statements of Protective Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama

April 17, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 13, 2026, with respect to the financial statements of the subaccounts that comprise PLICO Variable Annuity Account S, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama

April 17, 2026